UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.
 (Exact name of registrant as specified in its charter)

Delaware Delaware Arizona	001-33485 333-144625-01 333-144625	22-1669012 41-2218971 86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 905-3300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Financial Officer
On September 27, 2010, RSC Holdings Inc. announced the appointment of Patricia D. Chiodo as Senior Vice President and Chief Financial Officer, effective on October 1, 2010. Ms. Chiodo was also appointed Senior Vice President and Chief Financial Officer of our indirect wholly-owned operating subsidiary RSC Equipment Rental, Inc.
Ms. Chiodo, age 45, has served as our interim chief financial officer and principal financial and accounting officer since April 1, 2010. Prior to that, Ms. Chiodo, had served as Vice President, Controller of the Company since 2005. Ms. Chiodo joined the Company in 2002 as Assistant Controller. Prior to joining the Company, Ms. Chiodo was a partner and Chief Financial Officer for Equipment Remark International, an equipment remarketing company, from 1997 to 2000, Chief Financial Officer for Road Machinery Co., a heavy equipment distributor in Arizona, from 1991 to 1997, and Senior Accountant for Price Waterhouse from 1987 to 1991.
We entered into an Executive Employment and Noncompetition Agreement on September 27, 2010 with Ms. Chiodo, which will become effective on October 1, 2010. The material terms of such agreement are as follows:
•	Base Salary: Ms. Chiodo will be entitled to a base salary of $365,000 per year.
•
Bonus Plan: Ms. Chiodo will be entitled to participate in our Key Employee Short-Term Incentive Compensation Plan. Our Key Employee Short-Term Incentive Compensation Plan is filed as Exhibit A to our Proxy Statement for the Annual Meeting of Stockholders held April 20, 2010, on Form DEF 14A (333-140644), filed with the Securities and Exchange Commission on March 15, 2010.

•
Equity Incentives: Ms. Chiodo will be eligible to participate in our discretionary long term incentive plan during the course of her employment with the Company, subject to the discretion of the Board. Any long term incentive awards will be governed by our Amended and Restated Stock Incentive Plan, which is filed as Exhibit B to our Proxy Statement for the Annual Meeting of Stockholders held May 29, 2008, on Form DEF 14A (001-33485), filed with the Securities and Exchange Commission on April 18, 2008.

•	Other Benefits: Ms. Chiodo will be entitled to all benefits and conditions of employment generally provided to our other employees.
•
Severance: In the event Ms. Chiodo is terminated for any reason other than “for cause” (as defined in the agreement) or Ms. Chiodo terminates her employment for “good reason” (as defined in the agreement) she will be entitled to the following severance benefits upon execution and effectiveness of a general release of claims in our favor:

•	Base Salary: Ms. Chiodo will receive 18 months of base salary as severance.
•	Severance Bonus: We will make a pro rata payment of any amounts Ms. Chiodo would have received under our Annual Incentive Plan.
•
Healthcare Coverage: We will pay continued health insurance coverage, in the same proportion as Ms. Chiodo then currently has for up to 18 months or until she becomes eligible for other health insurance, whichever comes first.

•	401(k) Vesting: We will pay an amount equal to any unvested amounts under our 401(k) Plan.
•	Outplacement Services: Ms. Chiodo will receive outplacement services.
•	Professional Association Fees: We will pay Ms. Chiodo’s association membership fees for 18 months to the extent we previously paid such amounts.
•	Life Insurance: We will continue Ms. Chiodo’s life insurance coverage for 18 months.
Severance payments under the Employment and Noncompetition Agreement may be limited by the application of Section 280(G) of the Internal Revenue Code of 1986, and will be paid to the extent possible to achieve on an after-tax basis, the greatest amount of benefits to Ms. Chiodo.
Ms. Chiodo has also agreed for 24 months following the termination of her employment not to compete with us and to not solicit our customers or employees.
The above description of the Executive Employment and Noncompetition Agreement is qualified in its entirety by a copy of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
We have also entered into our standard form of indemnity agreement with Ms. Chiodo on May 29, 2007. The form of indemnity agreement is filed as Exhibit 10.10 to our Registration Statement on Form S-1 (333-140644), filed with the Securities and Exchange Commission on February 13, 2007, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
10.1	Executive Employment and Noncompetition Agreement, by and between Patricia D. Chiodo and RSC Holdings Inc., effective October 1, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
Dated: September 27, 2010	By:	/s/ Kevin J. Groman
Kevin J. Groman
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Executive Employment and Noncompetition Agreement, by and between Patricia D. Chiodo and RSC Holdings Inc., effective October 1, 2010.